Exhibit 11(b)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Select Portfolios: Medical Equipment and Systems Portfolio which is included in Post-Effective Amendment No. 64 to the Registration Statement on Form N-1A.
/s/Price Waterhouse LLP
Price Waterhouse LLP
Boston, Massachusetts
April 24, 1998